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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549



                                      FORM 8-K/A


                                    CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of the earliest event reported):    July 31, 1997
                                                              (December 6, 1996)


                           NEW YORK BAGEL ENTERPRISES, INC
                           -------------------------------
                (Exact name of Registrant as specified in its charter)

                                       0-21205
                                       -------
                               (Commission file number)

                    Kansas                              73-1369185
                    ------                              ----------
       (State or other jurisdiction of     (I.R.S. Employer Identification No.)
        incorporation or organization)



                                   300 I.M.A. Plaza
                                250 North Water Street
                              Wichita, Kansas 67202-1213
                              --------------------------
             (Address of principal executive offices, including zip code)



                                     316-267-7373
                                     ------------
                 (Registrant's telephone number, including area code)














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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

    On November 25, 1996, New York Bagel Enterprises, Inc. (the "Company," which term shall be deemed to include its subsidiaries, unless the context indicates otherwise) entered into an Asset Purchase Agreement (the "Agreement") with Lots A' Bagels, Inc. ("Lots A' Bagels") and Mr. Stephen K. Goldstone and Mrs. Linda F. Goldstone to acquire through the Company's wholly owned subsidiary, LAB Acquisition Corporation ("LAB"), certain of the assets and assume certain of the liabilities of Lots A' Bagels (the "Acquisition"). On December 6, 1996, the Company completed the Acquisition. Under the terms of the Agreement, the Company acquired substantially all of the operating assets, business operations and facilities of Lots A' Bagels, including seven restaurants and a bagel commissary located in Colorado Springs and Monument, Colorado for $2.1 million in cash and the assumption of certain liabilities of Lots A' Bagels. Additionally, certain contingent consideration was provided for as discussed below. LAB entered into a consulting agreement with Mr. Goldstone, a former executive officer of Lots A' Bagels, which agreement expired by its terms on March 30, 1997. In connection with the acquisition, Lots A' Bagels, Mr. Goldstone and Mrs. Goldstone executed noncompete agreements in favor of the Company.

    Pursuant to the Agreement, the Company acquired from Lots A' Bagels' seven leased restaurants, a leased bagel commissary and substantially all of Lots A' Bagels' inventory, property, operating equipment, intellectual property and certain other assets. In connection with the Acquisition, all lease agreements for the restaurants were assigned to and assumed by the Company. The Company intends to operate the restaurants in substantially the same manner as they were operated by Lots A' Bagels. The intellectual property acquired from Lots A' Bagels consists principally of the trademarks and logos of Lots A' Bagels.

    The Agreement also provides for contingent consideration which includes a $563,000 Promissory Note from the Company. The principal amount and accrued interest payable under the Promissory Note were subject to offset (up to the full amount of such principal and interest) for (i) certain adjustments to have been made upon the completion of a final statement of operations for the period from July 1, 1996 through March 30, 1997 (the "Final Statement of Operations") and (ii) any amounts required to have been paid by Lots A' Bagels pursuant to the indemnification provisions of the Agreement. In addition, depending upon adjustments which may have resulted from the Final Statement of Operations, the Company may have been required to pay up to an additional $325,000 in cash and may have been required to issue to Lots A' Bagels a promissory note in the amount, if any, by which the Final Statement of Operations adjustment exceeded $325,000. In addition, the Company was obligated to issue a Warrant to Purchase Common Stock entitling Lots A' Bagels to purchase a to be determined number of shares of the Company's common stock at a price per share equal to the total amount of debt issued to Lots A' Bagels times sixty percent (60%) divided by the average final "close" price per share of the Company's Common Stock for the ten trading days ending three trading days prior to December 6, 1996.

    Notwithstanding the terms of the Agreement or the determination of the Final Statement of Operations, the parties entered into a Post Closing Purchase Price Modification Agreement (the

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"Modification Agreement") on July 17, 1997 whereby the Company paid $515,000 in cash to Lots A' Bagels in full satisfaction of all contingent consideration under the Agreement. Accordingly, the $563,000 Promissory Note has been canceled, and the Company is not required to remit any additional consideration to Lots A' Bagels, including, without limitation, any cash, promissory note and/or the Warrant to Purchase Common Stock. No other provisions of the Agreement are modified by the Modification Agreement.

    The Company's source of the cash portion of the initial purchase price and the post closing purchase price was a portion of the net proceeds from the Company's initial public offering of Common Stock during August 1996.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired

The financial statements of Lots A' Bagels, Inc. were filed by amendment to the Registrant's Report in Form 8-K, dated February 18, 1997.

(b) Pro Forma Financial Information

The Registrant's pro forma consolidated financial information, were filed by amendment to the Registrant's Report on Form 8-K, dated February 18, 1996.

(c) Exhibits

The following exhibits, from which schedules and attachments have been omitted and will be furnished to the Commission upon its request, are filed with this report on Form 8-K/A. Exhibits incorporated by reference to a prior filing (on Form 8-K) are designated by an asterisk (*); all other exhibits not so designated are documents required to be filed as exhibits to this Form 8-K/A.

                                  INDEX TO EXHIBITS

EXHIBIT
NUMBER        EXHIBIT DESCRIPTION
-------       -------------------

2.1* Asset Purchase Agreement dated November 25, 1996 by and among LAB Acquisition Corporation, New York Bagel Enterprises, Inc., Lots A' Bagels, Inc., and Stephen K. Goldstone and Linda F. Goldstone.

2.2 Post Closing Purchase Price Modification Agreement dated July 17, 1997 by and among Lots A' Bagels, Inc., formerly known as LAB Acquisition Corporation, New York Bagel Enterprises, Inc., JBA Enterprises, Inc.,

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              formerly known as Lots A' Bagels, Inc., and Stephen K. Goldstone and Linda F. Goldstone.

4*            New York Bagel Enterprises, Inc. Warrant to Purchase Common Stock.

99.1*         Financial Statements of Business Acquired.

99.2*         Pro Forma Financial Information.






                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                 NEW YORK BAGEL ENTERPRISES, INC.

                                 /s/ JON H. CRAMER
                                 ---------------------------------------
                                 Jon H. Cramer
                                CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY



Dated: July 31, 1997

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